Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

—World Fuel Services Americas, Inc., a Delaware corporation

—World Fuel Services, Inc., a Texas corporation

—Page Avjet Fuel Co., LLC, a Delaware limited liability company (2)

—Advance Petroleum, Inc., a Florida corporation

—PetroServicios de Mexico S.A. de C.V., a Mexico corporation (3)

—Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (3)

—Baseops Mexico S.A. de C.V., a Mexico corporation (4)(1)

—Baseops International, Inc., a Texas corporation

—World Fuel Services Company, Inc., a Florida corporation

—World Fuel Services Canada, Inc., a Delaware corporation

—Resource Recovery of America, Inc., a Florida corporation (1)

—IRC Oil Technics, Inc., a Delaware corporation (1)

—World Fuel Cayman Holding Company II, a Cayman Islands corporation (1)

—Casa Petro S.A., a Costa Rica corporation

—PetroServicios de Costa Rica S.A., a Costa Rica corporation (5)

—Atlantic Fuel Services, S.A., a Costa Rica corporation (1)

—World Fuel Cayman Holding Company I, a Cayman Islands corporation

—World Fuel ApS, a Denmark corporation (1)

—World Fuel Cayman Holding Company IV, a Cayman Islands corporation (1)

—Trans-Tec International S.R.L., a Costa Rica corporation

—World Fuel International S.R.L., a Costa Rica corporation

—Marine Energy Arabia Establishment Ltd., a British Virgin Islands corporation

—Marine Energy Arabia Co. LLC, a United Arab Emirate corporation, a majority controlled subsidiary

—World Fuel Singapore Holding Company I Pte. Ltd., a Singapore corporation

—World Fuel Singapore Holding Company II Pte. Ltd., a Singapore corporation

—World Fuel Services (Singapore) Pte. Ltd., a Singapore corporation

—Trans-Tec Services (Japan) Co., K.K., a Japan corporation

—Tramp Oil and Marine (Far East) Pte. Ltd., a Singapore corporation (1)

—World Fuel Services Thailand I LLC, a Florida corporation (1)

—World Fuel Services Thailand II LLC, a Florida corporation (1)

—World Fuel Services Thailand III LLC, a Florida corporation (1)

—World Fuel Services Thailand IV LLC, a Florida corporation (1)

—World Fuel Services Thailand V LLC, a Florida corporation (1)

—World Fuel Services Thailand VI LLC, a Florida corporation (1)

—Norse Bunkers AS, a Norway corporation

—Oil Shipping B.V., a Netherlands corporation

—Oil Shipping (Bunkering) B.V., a Netherlands corporation

—Oil Shipping (Hong Kong) Ltd., a Hong Kong corporation (1)

—World Fuel Cayman Holding III, a Cayman Islands corporation

—World Fuel Services Finance Company S.a.r.L., a Luxembourg corporation

—Baseops Europe Ltd., a United Kingdom corporation (1)

—AirData Limited, a United Kingdom corporation (1)

—Trans-Tec Services (UK) Ltd., a United Kingdom corporation (1)

—Trans-Tec Services (Singapore) Pte. Ltd., a Singapore corporation (1)

—World Fuel Services Limited, a United Kingdom corporation (1)

—Bunkerfuels UK Limited, a United Kingdom corporation (1)

—World Fuel Services European Holding Company I, Ltd., a United Kingdom corporation

—World Fuel Services Europe, Ltd., a United Kingdom corporation

— World Fuel Capital Limited, a United Kingdom corporation

—Tramp Holdings Limited, a United Kingdom corporation (1)

SUBSIDIARIES OF THE REGISTRANT (continued)

—Tramp Group Limited, a United Kingdom corporation (1)

—Tramp Oil & Marine Limited, a United Kingdom corporation (1)

—Tramp Oil Aviation Limited, a United Kingdom corporation (1)

—Tramp Chartering Limited, a United Kingdom corporation (1)

—TOM Oil Limited, a United Kingdom corporation (1)

—Tramp Oil & Marine (Med) Limited, a United Kingdom corporation (1)

—TOM Oil (Broking) Limited, a United Kingdom corporation (1)

—Tramp Oil Fuel Supplies Ltd., a United Kingdom corporation (1)

—Tramp Oil Products Limited, a United Kingdom corporation (1)

—Tramp Oil & Marine (Romania) SRL, a Romania corporation (1)

—Tramp Oil Germany GmbH & Co KG, a German partnership

—Tramp Oil Schiffahrts-Undhandelsges mbH & Co., a German corporation

—Tramp Oil Participacoes Ltda., a Brazil corporation (6)

—Tramp Oil (Brasil) Limitada, a Brazil corporation (7)

—Tobras Distribuidora de Combustivrs Ltda., a Brazil corporation (8)

—Tramp Oil & Marine (Chile) S.A., a Chile corporation (9)

—Tramp Oil & Marine (Argentina) S.A., a Argentina corporation (10)

—WFS Agencia de Naves S.A., a Chile corporation (11)

—World Fuel Services Chile, S.A., a Chile corporation (12)

(1)	These corporations are inactive.

(2)	This limited liability company is a joint venture company which is equally owned by World Fuel Services, Inc. and Signature Flight Support Corporation, a corporation unrelated to the Registrant. This limited liability company is consolidated into the Registrant as a variable interest entity.

(3)	These corporations are owned 50% by Advance Petroleum, Inc. and 50% by World Fuel Services Corporation.

(4)	This corporation is owned 50% by Advance Petroleum, Inc. and 50% by Baseops International, Inc.

(5)	This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.

(6)	This corporation is owned 99.9% by Tramp Group Limited and 0.1% by World Fuel Services Europe, Ltd.

(7)	This corporation is owned 67% by Tramp Group Limited and 33% by Tramp Oil Participacoes Ltda.

(8)	This corporation is owned 51% by Tramp Oil (Brasil) Limitada and 49% by NPR Representacoes e Comercio Ltda., a corporation not owned by Registrant.

(9)	This corporation is owned 65% by Tramp Group Limited, 34% by World Fuel Services Europe, Ltd. and 1% by World Fuel European Holding Company I, Ltd.

(10)	This corporation is owned 99% by Tramp Oil & Marine (Chile) S.A. and 1% by WFS Agencia de Naves SA.

(11)	This corporation is owned 99% by Tramp Oil & Marine (Chile) S.A. and 1% by Inversiones SCG SA, a corporation unrelated to the Registrant.

(12)	This corporation is owned 3% by WFS Agencia de Naves S.A. and 97% by Tramp Oil & Marine (Chile) S.A.